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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 8, 2005
                                                       -------------------

                                ABLE ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                       001-15035               22-3520840
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(States or Other Jurisdiction    (Commission file Number)      (IRS Employer
       of Incorporation)                                    Identification No.)


              198 GREEN POND ROAD, ROCKAWAY, NJ            07866
       ---------------------------------------------------------------
           (Address of Principal Executive Offices)     (Zip Code)


        Registrants' telephone number, including area code (973) 625-1012
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR
    240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 8, 2005, the Registrant signed a letter of intent with respect to the purchase by the Registrant of all of the issued and outstanding shares of PHS Group, Inc., Somerset Oil Inc., Somerset Refinery, Inc., South Kentucky Purchasing, Inc., and Somerset Environmental Services, Inc. (the "Sellers"). PHS Group, Inc., currently owns all the issued and outstanding stock of the other Sellers. The Sellers are located in Somerset, Kentucky where their primary business is the operation of Somerset Refinery, Inc., which has a processing capability of 5500 barrels of oil per day. The refinery primarily produces gasoline at octanes of 87, 89, 91, diesel fuel and heavy fuel oils for homes and industry furnaces. In addition, presently, Somerset Refinery, Inc., supplies product to 13 Somerset Oil Stations in 11 counties in the state of Kentucky, 16 other stations using their equipment and tanks as well as 17 other privately owned gas stations. The aggregate purchase price would be approximately $19.5 million, including an assumption by the Registrant of approximately $10.5 million in outstanding debt of the Sellers. The letter of intent provides for a 30-day due diligence period from the date of its signing, during which period the Sellers have agreed not to directly or indirectly solicit and/or accept other offers for the sale of their stock or assets or to place any lien on their stock or assets outside the normal course of business. The letter of intent provides for a reasonable time after the conclusion of the 30-day due diligence period for the parties to execute a definitive purchase and sale agreement, with the closing of the transaction to occur thirty days after execution of such definitive agreement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of September, 2005.


                                      ABLE ENERGY, INC.


                                      By: /s/ Christopher P. Westad
                                         ---------------------------------------
                                      Name:  Christopher P. Westad
                                      Title: President and Interim Chief
                                               Executive Officer